SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 23, 2008

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

8022 Southpark Circle, Suite 100, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Loan from Marquette Healthcare Finance; Loan and Security Agreement

On September 23, 2008 (the “Closing Date”), Zynex, Inc. and its wholly-owned subsidiary Zynex Medical, Inc. as co-borrowers (collectively, “Zynex”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance (“Lender”).  The Loan Agreement provides Zynex with a revolving credit facility of up to $3,000,000 (the “Loan”).  Zynex initially borrowed, on the Closing Date, $500,000 under the facility.

Zynex may borrow, repay and reborrow under the Loan.  The amount available for advances under the Loan cannot exceed the lesser of the Borrowing Base, which is in general a percentage of eligible accounts less a reserve, or the Facility Limit determined from time to time by the Lender.  The Facility Limit is initially $3,000,000.  The Loan bears interest at a floating rate equal to the rate per annum published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks, adjusted on the day of a change, plus 2.5%.  Interest is payable monthly.  The Loan is secured by a first security interest in all of Zynex’s assets, including accounts, contract rights, inventory, equipment and fixtures, general intangibles, intellectual property, shares of Zynex Medical, Inc. owned by Zynex, Inc., and other assets.  The Loan terminates, and must be paid in full, on September 23, 2011.

Fees under the Loan Agreement include an unused line fee of 0.5% per annum payable monthly on the difference between the average daily balance and the total Facility Limit.  If Zynex terminates the Loan Agreement prior to the termination date, there is a termination fee of 3% of the Facility Limit prior to the first anniversary of the Closing Date, 2% of the Facility Limit at any time between the first and second annual anniversary of the Closing Date and 1% at any time from the second anniversary of the Closing Date to the final termination date of the Loan.

The Loan Agreement includes a number of affirmative and negative covenants on the part of Zynex.  Affirmative covenants concern, among other things, compliance with requirements of law, engaging only in the same businesses conducted on the Closing Date, accounting methods, financial records, notices of certain events, and financial reporting requirements.  Negative covenants include a Minimum EBITDA, a Minimum Debt Service Coverage Ratio, a Minimum Current Ratio and a prohibition on dividends on shares and purchases of any Zynex stock.  Other negative covenants include, among other things, limitations on capital expenditures in any fiscal year, operating leases, permitted indebtedness, incurrence of indebtedness, creation of liens, mergers, sales of assets or acquisitions, and transactions with affiliates.

Events of Default under the Loan Agreement include, among other things:  Failure to pay any obligation under the Loan Agreement when due; failure to perform or observe covenants or other obligations under the Loan Agreement or other Loan Documents; the occurrence of a default or an event of default under any other Loan Document; a breach of any agreement relating to lockbox accounts; the occurrence of certain events related to bankruptcy or insolvency; Zynex, Inc.’s majority stockholder ceasing to own at least 51% of Zynex, Inc.’s outstanding voting capital stock; Zynex’s ceasing to own 100% of the capital stock of Zynex Medical; or a Change in Control.  Zynex will have 15 days to cure any noticed Event of Default other than a failure to pay any of the Loan when due.  Upon the occurrence of an Event of Default, the Lender may accelerate the principal of and interest on the Loan by providing notice of acceleration and the Lender’s commitment to make additional loans would terminate.

Validity Guaranty

As required by the Loan Agreement, Thomas Sandgaard, the majority stockholder, President and Chief Executive Officer of Zynex, Inc., has entered into a Validity Guaranty with the Lender.  Under the Validity Guaranty, Mr. Sandgaard is liable to the Lender for any loss or liability suffered by the Lender arising from any fraudulent or criminal activities of Zynex or its executive officers with respect to the transactions contemplated under the Loan Documents or any fraudulent or criminal activities arising from the operation of the business of Zynex, which activities are known to Mr. Sandgaard.  Mr. Sandgaard also warrants the accuracy of financial statements, the accuracy of the representations and warranties made by Zynex under the Loan Agreement, and certain other matters.  He agrees to notify the Lender of a breach of any representation, warranty or covenant made by Zynex.  Mr. Sandgaard’s liability under the Validity Guaranty is not to exceed the amount of the obligations owed by Zynex to the Lender.  The Validity Guaranty terminates from and after the following:  Mr. Sandgaard ceases to be the Chief Executive Officer of Zynex, Inc.

Subordination Agreement

On the Closing Date, Zynex entered into a Subordination Agreement with Mr. Sandgaard and the Lender, pursuant to which all indebtedness of Zynex owed to Mr. Sandgaard was subordinated in right of payment to all indebtedness of Zynex owed to the Lender.  As part of this Agreement, Mr. Sandgaard will not demand or receive payment from Zynex or exercise any remedies regarding the Subordinated Debt so long as the Senior Date remains outstanding, except that Mr. Sandgaard may receive regularly scheduled payments of principal and interest on existing promissory notes, including demand payments on the demand promissory note, so long as there is no default or Event of Default under any of the Loan Documents.  Mr. Sandgaard also subordinated any security interest held by him in Zynex’s assets to the security interest of the Lender.

Press Release

Zynex issued a press release on September 24, 2008 regarding the Loan.  Such press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibits.

The following exhibits accompany this Report:

Exhibit No.	Document

10.1	Loan and Security Agreement, dated September 22, 2008, among Zynex, Inc., Zynex Medical, Inc., and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance and Schedule A thereto.
10.2	Promissory Note, dated September 22, 2008, of Zynex, Inc. and Zynex Medical, Inc.
10.3	Pledge Agreement, dated September 22, 2008, between Zynex, Inc. and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
10.4	Validity Guaranty, dated September 22, 2008, between Thomas Sandgaard and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
10.5	Subordination Agreement, dated September 22, 2008, among Thomas Sandgaard, Zynex, Inc., Zynex Medical, Inc., and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
10.6	Business Associate Agreement, dated September 22, 2008, among Zynex, Inc., Zynex Medical, Inc., and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
99.1	Press Release dated September 24, 2008 regarding the Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc. (Registrant)

Date: September 24, 2008	By:	/s/ Fritz Allison
Fritz Allison Chief Financial Officer

Exhibit Index

Exhibit No.	Document

10.1	Loan and Security Agreement, dated September 22, 2008, among Zynex, Inc., Zynex Medical, Inc., and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance and Schedule A thereto.
10.2	Promissory Note, dated September 22, 2008, of Zynex, Inc. and Zynex Medical, Inc.
10.3	Pledge Agreement, dated September 22, 2008, between Zynex, Inc. and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
10.4	Validity Guaranty, dated September 22, 2008, between Thomas Sandgaard and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
10.5	Subordination Agreement, dated September 22, 2008, among Thomas Sandgaard, Zynex, Inc., Zynex Medical, Inc., and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
10.6	Business Associate Agreement, dated September 22, 2008, among Zynex, Inc., Zynex Medical, Inc., and Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance.
99.1	Press Release dated September 24, 2008 regarding the Loan.